Exhibit 99.1

GLASS HOUSES ACQUISITION CORP.

BALANCE SHEET

March 25, 2021

	March 25,	Pro Forma
	2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Current asset - cash	$2,779,400	$-		$2,779,400
Prepaid expenses	920,222	-		920,222
Total current assets	3,699,622	-		3,699,622
Cash held in trust account	200,000,000	20,472,930	(a)	220,472,930
		409,459	(b)
		(409,459)	(c)

Total Assets	$203,699,622	$20,472,930		$224,172,552

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	947,994	-		947,994
Due to related party	1,613	-		1,613
Promissory note – related party	99,160	-		99,160
Total current liabilities	1,048,767	-		1,048,767
Deferred underwriting discount	7,000,000	716,553	(d)	7,716,553
Total Liabilities	8,048,767	716,553		8,765,320

Commitments and Contingencies
Class A common stock subject to possible redemption, 19,065,085 and 21,040,723 shares at redemption value, respectively	190,650,850	19,756,377	(e)	210,407,227

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 934,915 and 1,006,570 shares issued and outstanding (excluding 19,065,085 and 21,040,723 shares subject to possible redemption, respectively)	93	205	(a)	101
		(197)	(e)

Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 5,750,000 and 5,750,000 shares issued and outstanding, respectively	575	-		575
Additional paid-in capital	5,005,572	20,472,725	(a)	5,005,564
		409,459	(b)
		(409,459)	(c)
		(716,553)	(d)
		(19,756,180)	(e)

Accumulated deficit	(6,235)	-		(6,235)
Total Stockholders’ Equity	5,000,005	-		5,000,005

Total Liabilities and Stockholders’ Equity	$203,699,622	$20,472,930		$224,172,552

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Glass Houses Acquisition Corp. (the “Company”) as of March 25, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on April 1, 2021 as described below.

On March 25, 2021, the Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-half of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company had granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units solely to cover over-allotments, if any. On March 30, 2021, the Underwriters partially exercised the over-allotment option and, on April 1, 2021, purchased an additional 2,047,293 Units (the “Over-Allotment Units”), generating gross proceeds of $20,472,930, and incurred $409,459 in cash underwriting fees and $716,553 in deferred underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 409,459 private placement warrants (the “Private Placement Warrants”) to Glass Houses Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $409,459.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $220,472,930 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the partial exercise of the Underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$20,472,930
	Class A common stock		$205
	Additional paid-in capital		$20,472,725
	To record sale of 2,047,293 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$409,459
	Additional paid-in capital		$409,459
	To record sale of 409,459 Private Placement Warrants at $1.00 per Private Placement Warrant

(c)	Additional paid-in capital	$409,459
	Cash held in trust account		$409,459
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	$716,553
	Deferred underwriting discount		$716,553
	To record additional deferred underwriting fee on overallotment option

(e)	Class A common stock	$197
	Additional paid-in capital	$19,756,180
	Class A common stock subject to possible redemption		$19,756,377
	To record Class A common stock out of permanent equity into mezzanine redeemable stock

3